Exhibit 10.1

THIRD AMENDMENT AND WAIVER TO AMENDED AND RESTATED CREDIT, SECURITY AND GUARANTY AGREEMENT

THIRD AMENDMENT AND WAIVER TO AMENDED AND RESTATED CREDIT, SECURITY AND GUARANTY AGREEMENT (this “Agreement”) is made as of this 11th day of March, 2016, by and among ALPHATEC HOLDINGS, INC., a Delaware corporation (“Alphatec Holdings”), ALPHATEC SPINE, INC., a California corporation (“Alphatec Spine”), ALPHATEC INTERNATIONAL LLC, a Delaware limited liability company (“Alphatec International”), and ALPHATEC PACIFIC, INC. (also known as Kabushiki-Kaisha Alphatec Pacific), a Japanese company (“Alphatec Pacific” and together with Alphatec Holdings, Alphatec Spine, and Alphatec International, each being referred to herein individually as a “Borrower”, and collectively as “Borrowers”), MIDCAP FUNDING IV TRUST (formerly known as MidCap Funding IV, LLC), as Agent for Lenders (in such capacity and together with its permitted successors and assigns, the “Agent”), and MIDCAP FUNDING IV TRUST, individually, as a Lender, and the other financial institutions or other entities from time to time parties to the Credit Agreement referenced below, each as a Lender.
RECITALS
A.Agent, Lenders, and Borrowers have entered into that certain Amended and Restated Credit, Security and Guaranty Agreement, dated as of August 30, 2013 as amended by the First Amendment to Credit, Security and Guaranty Agreement, dated as of March 17, 2014 and by that the Second Amendment to Credit, Security and Guaranty Agreement, dated as of July 10, 2015 (and as further amended, modified, supplemented and restated from time to time prior to the date hereof, the “Original Credit Agreement” and as the same is amended hereby and as it may be further amended, modified, supplemented and restated from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to make certain advances of money and to extend certain financial accommodations to Borrowers and certain of its Affiliates in the amounts and manner set forth in the Credit Agreement.

B.Pursuant to Section 6.2 of the Credit Agreement, Borrowers are required to maintain a Fixed Charge Coverage Ratio for the applicable Defined Period of at least (i) 1.00 to 1.00 for each month that is the last month of a Fiscal Quarter and (ii) 0.75 to 1.00 for each month other than a month that is the last month of a Fiscal Quarter and Borrowers failed to comply with such requirement for the Defined Periods ending (a) December 31, 2015 (the “December FCCR Event of Default”) and (b) January 31, 2016 (the January FCCR Event of Default” and, collectively with the December FCCR Event of Default, the “FCCR Events of Defaults”) each of which failures constitutes an Event of Default under Section 10.1(a)(ii) of the Credit Agreement.

C.Pursuant to Section 2.11(i)(v) of the Credit Agreement, Borrowers are required to maintain at least seventy percent (70%) of the cash held by Holdings and its Subsidiaries in Deposit Accounts located in the United States that are subject to Deposit Account Control Agreements and the Borrowers failed to comply with such requirement for certain periods during the months October, 2015 and January, 2016, which failures constitutes an Event of Default under Section 10.1(a)(ii) of the Credit Agreement (the “Cash Balance Events of Default” and, together with the FCCR Events of Defaults, the “Subject Events of Default”).

D.Borrowers have requested that Agent and Lenders agree (subject to the terms and conditions set forth herein) to waive, ab initio, the Subject Events of Default

E.Borrowers have further requested and Agent and Lenders have agreed, among other things, to (i) waive compliance Fixed Charge Coverage Ratio financial covenant for the Defined Period ending on February 29, 2016 and (ii) extend the Commitment Expiry Date from August 30, 2016 to December 31, 2016, in each case, subject to and in accordance with the terms and conditions set forth in this Agreement.

AGREEMENT
NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Agent, Lenders and Borrowers hereby agree as follows:
1.Recitals. This Agreement shall constitute a Financing Document and the Recitals and each reference to the Credit Agreement in the Original Credit Agreement, unless otherwise expressly noted, will be deemed to reference the Credit Agreement as amended hereby. The Recitals set forth above shall be construed as part of this Agreement as if set forth fully in the body of this Agreement and capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Original Credit Agreement (including those capitalized terms used in the Recitals hereto).

2.Limited Waiver.
(a)At the request of and as an accommodation to the Borrowers and subject to the terms and conditions set forth herein, Agent and Required Lenders hereby waive, ab initio, the Subject Events of Default.
(b)At the request of and as an accommodation to the Borrowers and subject to the terms and conditions set forth herein, Agent and Required Lenders hereby waive the requirement set forth in Section 6.2(ii) that Borrowers not permit the Fixed Charge Coverage Ratio to be less than 0.75 to 1.00 for the Defined Period ending February 29, 2016.
(c)The limited waivers set forth in this Section 2 are effective solely for the purposes set forth herein and shall be limited precisely as written and shall not, except as expressly provided herein, be deemed to (a) be a consent to any amendment, waiver or modification of any term or condition of the Credit Agreement or of any other Financing Document; (b) prejudice any right that Agent or Lenders have or may have in the future under or in connection with the Credit Agreement or any other Financing Document; (c) constitute a consent to or waiver of any past, present or future Default or Event of Default (other than the Subject Evens of Default) or other violation of any provisions of the Credit Agreement or any other Financing Documents; (d) create any obligation to forbear from taking any enforcement action, or to make any further extensions of credit; (e) waive future compliance with Section 6.2 of the Credit Agreement (except, for the avoidance of doubt, as expressly set forth in clause (b) above with respect to the defined period ending February 29, 2016); or (f) establish a custom or course of dealing among any of the Credit Parties, on the one hand, or Agent or any Lender, on the other hand.

3.Amendments to Original Credit Agreement. Subject to the terms and conditions of this Agreement, including, without limitation, the conditions to effectiveness set forth in Section 5 below, the Original Credit Agreement is hereby amended by replacing the definition of “Commitment Expiry Date” in Section 1.1 thereof in its entirety with the following:

““Commitment Expiry Date” means December 31, 2016.”
4.Representations and Warranties; Reaffirmation of Security Interest; Updated Schedules. Each Borrower hereby (a) confirms that, after giving effect to the agreements contained herein, all of the representations and warranties set forth in the Credit Agreement are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) with respect to such Borrower as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date, and (b) covenants to perform its respective obligations under the Credit Agreement. Each Borrower further represents and warrants that the organizational documents of such Borrower delivered to Agent on or prior to March 17, 2014 in connection with the Original Credit Agreement remain true, accurate and complete and have not been amended, supplemented or restated and are, and continue to be, in full force and effect. Each Borrower confirms and agrees that all security interests and Liens granted to Agent continue in full force and effect, and all Collateral remains free and clear of any Liens, other than those granted to Agent and Permitted Liens. Nothing herein is intended to impair or limit the validity, priority or extent of Agent’s security interests in and Liens on the Collateral. Each Borrower acknowledges and agrees that the Credit Agreement, the other Financing Documents and this Agreement constitute the legal, valid and binding obligation of each Borrower, and are enforceable against each Borrower in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

5.Costs and Fees. Borrowers shall be responsible for the payment of all reasonable and documented out-of-pocket costs and fees of Agent’s counsel incurred in connection with the preparation of this Agreement and any related documents. If Agent or any Lender uses in-house counsel for any of these purposes, Borrowers further agree that the Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Agent or such Lender for the work performed.

6.Conditions to Effectiveness. This Agreement shall become effective as of the date on which each of the following conditions has been satisfied, as determined by Agent in its sole discretion:

(a)Borrowers shall have delivered to Agent this Agreement duly executed by an authorized officer of each Borrower;
(b)Borrowers shall have delivered to Agent that certain fee letter, dated as of or before the date hereof, from Agent to Alphatec Holdings and agreed and accepted by Borrowers;
(c)after giving effect to the agreements contained herein, all of the representations and warranties of Borrowers set forth in the herein and in the other Financing Documents are true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) with respect to such Borrower as of the date hereof except to the extent that any such representation or warranty relates to a specific date in which case such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier in the text of such representation or warranty) on and as of such date (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof);
(d)after giving effect to the agreements set forth herein, no Default or Event of Default shall exist under any of the Financing Documents (and such parties’ delivery of their respective signatures hereto shall be deemed to be its certification thereof);
(e)Borrower shall have delivered such other documents, information, certificates, records, permits, and filings as the Agent may reasonably request; and
(f)Agent shall have received from Borrowers all of the fees owing pursuant to this Agreement, including without limitation, Agent’s reasonable out-of-pocket legal fees and expenses pursuant to Section 5 of this Agreement.

7.Release. In consideration of the agreements of Agent and Required Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Borrower, voluntarily, knowingly, unconditionally and irrevocably, with specific and express intent, for and on behalf of itself and all of its respective parents, subsidiaries, affiliates, members, managers, predecessors, successors, and assigns, and each of their respective current and former directors, officers, shareholders, agents, and employees, and each of their respective predecessors, successors, heirs, and assigns (individually and collectively, the “Releasing Parties”) does hereby fully and completely release, acquit and forever discharge each of Agent, Lenders, and each their respective parents, subsidiaries, affiliates, members, managers, shareholders, directors, officers and employees, and each of their respective predecessors, successors, heirs, and assigns (individually and collectively, the “Released Parties”), of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, choate or inchoate, known or unknown that the Releasing Parties (or any of them) has against the Released Parties or any of them (whether directly or indirectly), based in whole or in part on facts, whether or not now known, existing on or before the Effective Date, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Financing Documents or transactions contemplated thereby or any actions or omissions in connection therewith or (ii) any aspect of the dealings or relationships between or among any or all of the Borrowers, on the one hand, and any or all of the Released Parties, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof. Each Borrower acknowledges that the foregoing release is a material inducement to Agent’s and Required Lender’s decision to enter into this Agreement and agree to the modifications contemplated hereunder, and has been relied upon by Agent and Required Lenders in connection therewith.

8.No Waiver or Novation. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided in this Agreement, operate as a waiver of any right, power or remedy of Agent, nor constitute a waiver of any provision of the Credit Agreement, the Financing Documents or any other documents, instruments and agreements executed or delivered in connection with any of the foregoing. Except as set forth in Section 2 above, nothing herein is intended or shall be construed as a waiver of any existing Defaults or Events of Default under the Credit Agreement or other Financing Documents or any of Agent’s rights and remedies in respect of such Defaults or Events of Default. This Agreement (together with any other document executed in connection herewith) is not intended to be, nor shall it be construed as, a novation of the Credit Agreement.

9.Affirmation. Except as specifically amended pursuant to the terms hereof, each Borrower hereby acknowledges and agrees that the Credit Agreement and all other Financing Documents (and all covenants, terms, conditions and agreements therein) shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrowers. Each Borrower covenants and agrees to comply with all of the terms, covenants and conditions of the Credit Agreement and the Financing Documents, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Agent’s or any Lender’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.

10.Confidentiality. No Borrower will disclose the contents of this Agreement, the Credit Agreement or any of the other Financing Documents to any third party (including, without limitation, any financial institution or intermediary) without Agent’s prior written consent, other than to Borrowers’ officers and advisors on a need-to-know basis or as otherwise may be required by Law, including to any court or regulatory agency having jurisdiction over such Borrower. Each Borrower agrees to inform all such persons who receive information concerning this Agreement, the Credit Agreement and the other Financing Documents that such information is confidential and may not be disclosed to any other person except as may be required by Law, including to any court or regulatory agency having jurisdiction over such Borrower.

11.Miscellaneous.
(a)Reference to the Effect on the Credit Agreement. Upon the effectiveness of this Agreement, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of similar import shall mean and be a reference to the Credit Agreement, as amended by this Agreement. Except as specifically amended above, the Credit Agreement, and all other Financing Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrowers.
(b)Incorporation of Credit Agreement Provisions. The provisions contained in Section 11.6 (Indemnification), Section 12.8 (Governing Law; Submission to Jurisdiction) and Section 12.9 (Waiver of Jury Trial) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety.

(c)Headings. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
(d)Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile or by electronic mail delivery of an electronic version (e.g., .pdf or .tif file) of an executed signature page shall be effective as delivery of an original executed counterpart hereof and shall bind the parties hereto.
(e)Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.
(f)Severability. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any applicable jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
(g)Successors/Assigns. This Agreement shall bind, and the rights hereunder shall inure to, the respective successors and assigns of the parties hereto, subject to the provisions of the Credit Agreement and the other Financing Documents.
[SIGNATURES APPEAR ON FOLLOWING PAGES]

IN WITNESS WHEREOF, intending to be legally bound, and intending that this document constitute an agreement executed under seal, the undersigned have executed this Agreement under seal as of the day and year first hereinabove set forth.

AGENT:
MIDCAP FUNDING IV TRUST, a Delaware statutory trust
By: Apollo Capital Management, L.P.,
its investment manager

By:Apollo Capital Management GP, LLC,
its general partner

By: /s/ Maurice Amsellem
Name: Maurice Amsellem
Title: Authorized Signatory

LENDERS
MIDCAP FUNDING IV TRUST, a Delaware statutory trust
By: Apollo Capital Management, L.P.,
its investment manager

By:Apollo Capital Management GP, LLC,
its general partner

By: /s/ Maurice Amsellem
Name: Maurice Amsellem
Title: Authorized Signatory

[Signatures Continue on Following Page]

BORROWERS: ALPHATEC HOLDINGS, INC.,
a Delaware corporation

By: /s/ Michael O’Neill
Name: Michael O’Neill
Title: Chief Financial Officer

ALPHATEC SPINE, INC.,
a California corporation

By: /s/ Michael O’Neill
Name: Michael O’Neill
Title: Chief Financial Officer

ALPHATEC INTERNATIONAL LLC,
a Delaware limited liability company

By: /s/ Ebun S. Garner, Esq.
Name: Ebun S. Garner, Esq.
Title: General Counsel and SVP, Alphatec Holdings, Inc., General Partner of Alphatec Holdings, International C.V., Sole Member

ALPHATEC PACIFIC, INC.,
a Japanese company

By: /s/ Ebun S. Garner, Esq.
Name: Ebun S. Garner, Esq.
Title: Director